EXHIBIT (1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Number 333-112736 of Aventis S.A. of our report dated May 27, 2004 relating to the financial statements and supplemental schedule of Aventis Pasteur, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ Fischer Cunnane & Associates
June 16, 2004